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                          CERTIFICATE OF INCORPORATION
                                       0F
                            RHC LICENSING CORPORATION

                            (a Delaware corporation)

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                Under Section 102 of the General Corporation Law
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     FIRST: The name of the corporation is RHC Licensing Corporation (the
"Corporation").

     SECOND: The registered office of the Corporation is located at 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is three thousand (3,000), par value $1.00 per share. All of such shares are of one class and are shares of common stock.

     FIFTH: The board of directors of the Corporation is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions permitted by
Section 151 of the Delaware General Corporation Law in respect of any class or classes of stock or any series of any class of stock of the



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Corporation which may be desired but which shall not be fixed by this certificate of incorporation. Such grant of authority includes the power to specify the number of shares in any series.

     SIXTH: The name and address of the single incorporator is Ken Wagner, Summit Solomon & Feldesman, 445 Park Avenue, New York, New York 10022-2641.

     SEVENTH: The bylaws of the Corporation may be made, altered, amended, changed, added to, or repealed by the board of directors of the Corporation without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the bylaws so provide.

     EIGHTH: The personal liability of a director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said



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section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.

     I, THE UNDERSIGNED, to form a corporation for the purposes hereinabove stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify that the facts stated herein are true and hereunto set my hand and seal this 9th day of December, 1991.

                                               /s/ Ken Wagner
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                                          Ken Wagner, Incorporator